Exhibit 24
LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Steven E.
Schwartz, Dana L. Gilbert and Gordon J. Coburn signing singly and each acting individually, as the undersigned's
true and lawful attorney-in-fact with full power and authority as hereinafter described to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer andlor
director of Cognizant Technology Solutions (the "Company"), Forms 3,4, and 5
(including any amendments thereto)
in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder (the "Exchange
Act");
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to prepare, complete and execute any such Form 3,4, or 5, prepare, complete and execute any amendment or
amendments thereto, and timely deliver and file such form with the United States
Securities and Exchange
Commission and any stock exchange or similar authority;
(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information
regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan
administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to
such attorney-in-fact and approves and ratifies any such release of information;
and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power
of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally
present, with full power of substitution or revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue
of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor
relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act. The undersigned acknowledges that neither the
Company nor the foregoing
attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the
Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any
obligation or liability of the undersigned for profit disgorgement under Section
16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3,4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th
day of May, 2009.
/S/ Maureen Breakiron-Evans
Signature
Maureen Breakiron-Evans
Print Name